As filed with the Securities and Exchange  Commission on December 22, 1995.
                                                Registration No. 33-____________
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                              TRANS FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)


         Kentucky                                               61-1048868
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                          Identification No.)

                              500 East Main Street
                          Bowling Green, Kentucky 42101
          (Address of Principal Executive Offices, including Zip code)


                  TRANS FINANCIAL, INC. SAVINGS INVESTMENT PLAN
                            (Full title of the Plan)
                               ------------------

                          Douglas M. Lester, President
                              Trans Financial, Inc.
                              500 East Main Street
                          Bowling Green, Kentucky 42101
                     (Name and address of agent for service)

                                 (502) 781-5000
          (Telephone number, including area code, of agent for service)
                               ------------------

              Approximate date of commencement of proposed sale to
           public: From time to time after the effective date of this
                             Registration Statement.



                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of securities Amount to be  Proposed maximum  Proposed maximum   Amount of
to be registered    registered     offering price       aggregate   registration
                                     per unit(2)    offering price(2)     fee
--------------------------------------------------------------------------------
Common Stock,        450,000(1)        $17.50          $7,875,000    $2,715.52
no par value          shares
--------------------------------------------------------------------------------
     (1) Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.
     (2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(g).
     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
                       14 sequentially numbered pages. Exhibit index on page 11.

--------------------------------------------------------------------------------

                                     PART I
--------------------------------------------------------------------------------

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1).


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Trans Financial, Inc. (the "Company") hereby incorporates by reference into this Registration Statement the documents listed below which have been filed with the Securities and Exchange Commission:
     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended; and
     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995;
     3. The Annual Report of the Trans Financial, Inc. Savings Investment Plan (the "Plan") for the year ended December 31, 1994, included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, incorporated by reference herein; and
     4. The description of the Company's Common Stock contained in the Company's registration statement under Section 12(b) of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating such description.
     All reports and other documents subsequently filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference is deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Article XI of the Company's Restated Articles of Incorporation limits the liability of directors of the Company pursuant to the Kentucky Business Corporation Act. Under this Article, directors generally will be personally liable to the Company or its shareholders for monetary damages only for transactions involving conflicts of interest or from which a director derives an improper personal benefit, intentional misconduct or violations of law, and unlawful distributions. The Articles of Incorporation further provide that the Bylaws of the Company may set forth indemnification requirements.

         The Bylaws of the Company require the Company to indemnify each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving in such capacity with another entity at the request of the registrant, for the costs of such Proceeding to the fullest extent authorized by Kentucky law. If the Proceeding was initiated by the officer or director, however, indemnification is permitted only if the Proceeding was authorized by the Board of Directors. The costs indemnified include all expenses, liability and loss reasonably incurred or suffered by the director or officer in connection with his or her action on behalf of the Company.

         The Bylaws of the Company further provide for the advancement of expenses incurred by an officer or director, and reimbursable under the Bylaws, prior to the Company of an agreement, by or on behalf of such director or officer, to repay all amounts advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

         If a claim is not paid in full by the Company within ninety days after a written claim has been received, the director or officer making the claim may bring suit against the Company to recover any unpaid amount. If the director or officer is successful, in whole or in part, he or she will be entitled to be paid the expense of prosecuting such claim. Although it is a defense to an action against the Company by a director or officer that he or she has not met the standards of conduct which make it permissible under Kentucky law for the Company to indemnify, the registrant has the burden of proving this defense.

         The circumstances under which Kentucky law requires or permits a corporation to indemnify its directors, officers, employees and/or agents are set forth at KRS 271B.8-500 et seq.

         Generally, under KRS 271B.8-500 et seq., a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (a) he conducted himself in good faith, and (b) he reasonably believed: in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests best interests; and ,in all other cases, that his conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         A corporation may not indemnify a director: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

         Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

         In addition, the Company maintains directors' and officers' liability insurance covering certain liabilities which may be incurred by the directors and officers of the registrant in connection with the performance of their duties.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The exhibits set out on the Exhibit Index included herewith are incorporated by reference herein. The registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9.  Undertakings.

A.          The undersigned registrant hereby undertakes:

         [1] To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  [a] To include any prospectus  required by section  10(a)(3)
               of the Securities Act of 1933;

                  [b] To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  [c] To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         [2] That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         [3] To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that such a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                     SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bowling Green, State of Kentucky, on December 18, 1995.

                                               TRANS FINANCIAL, INC.

                                               By /s/ Douglas M. Lester
                                               Douglas M. Lester, President and
                                                     Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Douglas M. Lester, Vincent A. Berta and Edward R. Matthews, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to said Registration Statements, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                Title                                 Date

/s/ Douglas M. Lester    Chairman of the Board, President,     December 18, 1995
Douglas M. Lester        Chief   Executive    Officer   and
                         Director   (Principal    Executive
                         Officer)

/s/ Edward R.Matthews    Edward R.Treasurer and Chief Financial December 19,1995
Matthews                 Officer  (Principal  Financial and
                         Accounting Officer)


/s/Barry D. Bray         Director                              December 18, 1995



-------------------------Director                                         , 1995
Mary D. Cohron


/s/Floyd H. Ellis        Director                              December 18, 1995


/s/J. David Francis      Director                              December 18, 1995


/s/Roy E. Gaddie         Director                              December 18, 1995


/s/John B. Gaines        Director                               December 18,1995


/s/David B. Garvin       Director                               December 18,1995


/s/Wayne Gaunce          Director                               December 18,1995


/s/C.C.Howard Gray       Director                               December 18,1995


/s/Charles A. Hardcastle  Director                              December 18,1995


-------------------------Director                                         , 1995
Carroll Knicely


/s/ C. Cecil Martin      Director                               December 18,1995



/s/Frank Mastrapasqua    Director                               December 18,1995


/s/Joseph I. Medalie     Director                               December 18,1995


-------------------------Director                                         , 1995
James D. Scott


/s/Charles M. Stewart    Director                               December 18,1995


/s/William B. Van Meter  Director                               December 18,1995


/s/Thomas R. Wallingford Director                               December 18,1995

-------------------------------------------------------------------------------
                                   SIGNATURES
-------------------------------------------------------------------------------

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees of the Plan have duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Bowling Green, State of Kentucky, on December 18, 1995.


                                   TRANS FINANCIAL, INC. SAVINGS INVESTMENT PLAN



                                  By: Trans Financial Bank, National Association
    Trustee
                                    By: s/s Ronald Szejner
                                        Ronald Szejner, Executive Vice-President

                                INDEX TO EXHIBITS


                  Description of Exhibit                                Page No.


4(a) Restated Articles of Incorporation of the Registrant incorporated by reference to Exhibit (4)(a) to the Registrant's report on Form 10-Q for the quarter ended March 31, 1995.

4(b) Articles of Amendment to Restated Articles of Incorporation of the Registrant incorporated by reference to Exhibit 4(b) to the Registrant's report on form 10-Q for the quarter ended March 31, 1995.

4(c) Bylaws of the Registrant as amended are incorporated by reference to Exhibit 4(b) to the Registrant's report on Form 10-K for the year ended December 31, 1993.

4(d) Rights Agreement dated January 20, 1992 between First Union National Bank of North Carolina and the Registrant is incorporated by reference to Exhibit 1 to the Registrant's report on Form 8-K dated January 24, 1992.

5                 Opinion of Wyatt, Tarrant & Combs as to the
                  legality of the Common Stock.                               12

23(a)             Consent of KPMG Peat Marwick LLP.                           14

23(b)             Consent of Wyatt, Tarrant & Combs (included in Exhibit 5).

24                Power of Attorney  (included on signature  page of this
                         Registration Statement).

     Exhibit 5
                                               WYATT, TARRANT & COMBS
                                                 2800 Citizens Plaza
                                             Louisville, Kentucky  40202



                                                  December 22, 1995

Board of Directors
Trans Financial, Inc.
500 East Main Street
Bowling Green, Kentucky  42101

Gentlemen:

         We have acted as counsel to Trans Financial, Inc., a Kentucky corporation (the "Company"), in connection with the registration of 450,000 shares of the Company's common stock (the "Shares"), on the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act") which may be issued by the Company pursuant to the Trans Financial, Inc. Savings Investment Plan (the "Plan").

         We have examined and are familiar with the Company, its organization and proceedings related thereto. We have also examined such other documents and procedures as we have considered necessary for the purpose of this opinion.

         Based upon the foregoing and subject to the qualifications hereinafter set forth, we are of the opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Registration Statement, the prospectus delivered to participants in the Plan pursuant to the requirements of the Act, the pertinent provisions of any applicable state securities laws and the Plan, will be validly issued, fully paid and nonassessable.

         We express no opinion with respect to Shares issuable under the Plan which are purchased by the Company on the open market and which are not original issuance shares.

         We are members of the Bar of the Commonwealth of Kentucky and do not purport to be experts on the laws of any jurisdiction other than the Commonwealth of Kentucky and the Federal laws of the United States of America, and we express no opinion as to the laws of any jurisdiction other than those specified.

         Our opinion is directed to the Board of Directors of the Company and may not be relied upon by any persons other than said directors, recipients of the prospectus and participants in the Plan. We expressly disclaim any responsibility for advising you of any change hereafter occurring in circumstances touching or concerning the transaction which is the subject of this opinion, including any changes in the law or in factual matters occurring subsequent to the date of this opinion.

         We hereby consent to the filing of this opinion, or copies thereof, as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Sincerely,



                                            WYATT, TARRANT & COMBS

                                            /s/ Wyatt, Tarrant & Combs

     Exhibit 23(a)




The Board of Directors
Trans Financial, Inc.




We consent to the use of our report incorporated herein by reference. Our report refers to changes in accounting for income taxes and investments in debt and equity securities.





/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP
Louisville, Kentucky
December 22, 1995